CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST


         The undersigned Trustee of SENTINEL VARIABLE PRODUCTS TRUST (the "Trust"), a statutory trust organized under the laws of Delaware, pursuant to the Declaration of Trust of the Trust, dated the 14th day of March, 2000, (the "Declaration"), does hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Declaration:

VOTED: That the portion of the Table of Contents of the Declaration that reads, "ARTICLE 6 OFFICERS" be, and it hereby is, amended so that, as amended, it shall read:

                    ARTICLE 6 OFFICERS; CHAIRMAN OF THE BOARD

VOTED: That Section 5.6 of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

                  Section 5.6 Resignation and Retirement. Any Trustee may resign or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Chairman of the Board, if any, or to the President or the Secretary of the Trust. Such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument.

VOTED: That the title of Article 6 of the Declaration be, and it hereby is amended so that, as amended, it shall read as follows:

                                    ARTICLE 6
                         Officers; Chairman of the Board

VOTED: That Section 6.1 of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

                  Section 6.1 Enumeration. The officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Trustees may also appoint such other officers of the Trust, including Assistant Treasurers and/or Assistant Secretaries. The Trustees may appoint a Chairman of the Board, who shall not be an officer of the Trust by virtue of such position. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any two or more offices of the Trust may be held by the same person except that the same person may not be both President and Vice President, and that a person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

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VOTED:    That Section 6.2 of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

                  Section 6.2 Qualification. The Chairman of the Board, if there shall be one, shall be a Trustee and may, but need not be, a Shareholder or officer of the Trust. Any officer of the Trust may, but need not, be a Trustee or Shareholder.

VOTED: That Section 6.3 of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

                  Section 6.3 Election. The President, Treasurer, and Secretary shall be elected by the Trustees at the first meeting of the Trustees. Other officers of the Trust, if any, and the Chairman of the Board, if any may be elected or appointed by the Trustees at any meeting of the Trustees or at any other time. The President, all Vice Presidents, the Treasurer, and the Secretary of the Trust shall be elected at each annual meeting of the Trustees.

VOTED: That Section 6.6.1 of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

                  Section 6.6.1 Chairman of the Board; President. Unless the Trustees otherwise provide, the Chairman of the Board, if there shall be one, shall preside at all meetings of the Trustees. Unless the Trustees otherwise provide, the Chairman of the Board, if there shall be one, or, if there is no Chairman or in the absence of the Chairman, the President of the Trust, shall preside at all meetings of the Shareholders. The Chairman of the Board, if there shall be one, and the President of the Trust shall each also perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

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         IN WITNESS WHEREOF, the undersigned has executed this Amendment this
11th day of November, 2005.




                                       /s/THM
                                       Thomas H. MacLeay
                                       Chairman and Chief Executive Officer
                                       and Trustee



                                       /s/WDM
                                       William D. McMeekin
                                       Trustee



                                       /s/WGR
                                       William G. Ricker
                                       Trustee